Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

indie Semiconductor, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Other	N/A		Other	0		$0.00	$0.00	0		$0.00				$
Fees Previously Paid	Other	N/A		Other	0		0.00		0		0.00
Carry Forward Securities
Carry Forward Securities	Equity	Class A common stock, $0.0001 par value per share	(1)	415(a)(6)		$		$59,813,263.39		$		S-3	333-267120	09/07/2022		$27,810.00

Total Offering Amounts:								$59,813,263.39			0.00
Total Fees Previously Paid:											0.00
Total Fee Offsets:											0.00
Net Fee Due:											$0.00

__________________________________________
Offering Note(s)

(1)	Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $59,813,263.39 registered hereunder are unsold securities (the “Unsold Securities”) previously covered by the registrant’s registration statement on Form S-3 (File No. 333-267120) which was initially filed with the Securities and Exchange Commission on August 26, 2022 and became effective on September 7, 2022 (the “Prior Registration Statement”), and are hereby included in the registrant’s Registration Statement on Form S-3ASR (File No. 333-285653), which was filed and became effective on March 7, 2025 (the “Registration Statement”). The registrant paid a filing fee of $27,810.00 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of this prospectus supplement to the Registration Statement.